As filed with the Securities and Exchange Commission on June 15, 1998
                                                       Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ______________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        ______________________________

                                CENTOCOR, INC.
            (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                         23-2117202
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

  200 Great Valley Parkway                                    19355
   Malvern, Pennsylvania                                    (Zip Code)
(Address of Principal Executive Offices)

                      __________________________________

                  CENTOCOR, INC. 1989 NON-EMPLOYEE DIRECTORS'
                        NON-QUALIFIED STOCK OPTION PLAN
                           (Full title of the plan)
                       __________________________________

                           George D. Hobbs, Esquire
                Vice President, Corporate Counsel and Secretary
                                Centocor, Inc.
                           200 Great Valley Parkway
                         Malvern, Pennsylvania  19355
                    (Name and address of agent for service)

                                (610) 651-6000
         (Telephone number, including area code, of agent for service)
                   ________________________________________

                                  Copies to:
                         John G. Harkins, Jr., Esquire
                              Harkins Cunningham
                           1800 One Commerce Square
                              2005 Market Street
                    Philadelphia, Pennsylvania  19103-7042
                                (215) 851-6700

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                       Proposed        Proposed
Title of                               maximum         maximum       Amount of
securities to be     Amount to be   offering price    aggregate     registration
registered            registered      per share     offering price      fee
------------------  --------------  --------------  --------------  ------------

Common Stock,       653,750 shares   $36.375/1/     $23,780,156.25  $7,015.15
$.01 par value

______________________________

     /1/ Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 11, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act").


PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan of Centocor, Inc., a Pennsylvania corporation (the "Registrant") pursuant to Rule 428(b)(1) under the Securities Act.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed by the Company (File No. 0-11103) with the Securities and Exchange Commission under the Exchange Act, are incorporated in this Registration Statement by reference and made a part hereof:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          b. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          c. Current Reports on Form 8-K, dated January 21, 1998, February 12, 1998 and February 20, 1998;

          d. Proxy Statement for the Annual Meeting of Shareholders held on May 13, 1998; and

          e.   Registration Statement on Form S-8, Commission File No. 33-35730.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company. Requests for such copies should be directed to the Company's Corporate Secretary at its principal executive offices at 200 Great Valley Parkway, Malvern, Pennsylvania 19355, telephone number:
(610) 651-6000.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Pennsylvania Business Corporation Law, as amended, authorizes the registrant to grant indemnities in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          As permitted by Pennsylvania law, Article 13 of Centocor's by-laws provides for the indemnification of each director and officer with regard to any actual or alleged act or omission made in his or her official capacity, provided he or she met the standard of conduct of (i) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, (ii) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. Article 13 also permits the Company to indemnify an employee or agent of the Company for money damages and expenses relating to his or her service on the behalf of the Company, provided he or she met the applicable standards of conduct set forth in the by-laws.

          The Board of Directors of Centocor has determined to provide liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as a director or officer of Centocor.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          Exhibit
          Number         Description
          -------        -----------

          4 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4 to Amendment No. 1 to Form S-1 Registration Statement, File No. 2-80089).

          5              Opinion of Harkins Cunningham.

          23.1           Consent of Harkins Cunningham (included in Exhibit 5).

          23.2           Consent of KPMG Peat Marwick LLP.

          24 Power of Attorney (included in the signature page of this Registration Statement).

          99.1 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.06 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).

Item 9.   UNDERTAKINGS.

          1.   The Registrant hereby undertakes:

               a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Malvern, Commonwealth of Pennsylvania, on the 15th day of June, 1998.

                                         CENTOCOR, INC.



                                         By: /s/ David P. Holveck
                                             --------------------
                                             Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Holveck and Dominic J. Caruso, and each or any of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                          TITLE                   DATE


/s/ Hubert J.P. Schoemaker
--------------------------
Hubert J.P. Schoemaker              Director, Chairman      June 15, 1998
                                    of the Board



/s/ David P. Holveck
--------------------------
David P. Holveck                    Chief Executive         June 15, 1998
                                    Officer and
                                    Director (principal
                                    executive officer)
/s/ Dominic J. Caruso
-------------------------
Dominic J. Caruso                   Senior Vice             June 15, 1998
                                    President-Finance and
                                    Chief Financial Officer
                                    (principal financial
                                    and accounting officer)
/s/ Anthony B. Evnin
-------------------------
Anthony B. Evnin                    Director                June 15, 1998

/s/ William F. Hamilton
--------------------------
William F. Hamilton                 Director                June 15, 1998



/s/ Antonie T. Knoppers
--------------------------
Antonie T. Knoppers                 Director                June 15, 1998



/s/ Ronald A. Matricaria
--------------------------
Ronald A. Matricaria                Director                June 15, 1998



/s/ Lawrence Steinman
--------------------------
Lawrence Steinman                   Director                June 15, 1998



/s/ Richard D. Spizzirri
--------------------------
Richard D. Spizzirri                Director                June 15, 1998



/s/ Jean C. Tempel
--------------------------
Jean C. Tempel                      Director                June 15, 1998

                                 EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

4 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4 to Amendment No. 1 to Form S-1 Registration Statement, File No. 2-80089).

5              Opinion of Harkins Cunningham.

23.1           Consent of Harkins Cunningham (included in Exhibit 5).

23.2           Consent of KPMG Peat Marwick LLP.

24 Power of Attorney (included in the signature page of this Registration Statement).

99.1 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.06 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1989).